Exhibit 99.1

Aptevo Therapeutics Reports 3Q25 Financial Results And

Provides A Business Update

89% of evaluable mipletamig patients achieve remission in combination therapy for frontline AML across two trials

Introduces first trispecific molecules, APVO451 and APVO452, advancing therapies designed to overcome immune suppression in certain solid tumors

Both molecules leverage Aptevo’s unique use of the CRIS-7-derived CD3 binding domain, associated with favorable safety outcomes in the clinic; CD3 T-cell engager portfolio expanded to five

Company raises $18.7 million in the third quarter, $4.1 million since quarter end, extends cash runway into 4Q26

SEATTLE, WA – November 6, 2025 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology Company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today reported financial results for the quarter ended September 30, 2025, and provided a business update.

Third Quarter Highlights

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89% remission* reported among evaluable frontline AML patients across two trials treated with mipletamig in combination therapy, including 100% remission in Cohort 3 in the ongoing RAINIER trial (*Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRi).
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No cytokine release syndrome (CRS) observed among evaluable frontline patients to date — a meaningful distinction in a category where CRS is a common and often dose-limiting toxicity
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Introduced the Company’s first trispecific T-cell engagers — APVO451 and APVO452 — expanding the oncology portfolio to five CRIS-7-derived CD3-targeting molecules
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These candidates are designed to target tumors that suppress immune activity, a key barrier to durable responses in solid tumors

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Both trispecifics leverage Aptevo’s unique use of the CRIS-7–derived CD3 binding domain, a clinically validated T-cell activation approach that has demonstrated favorable safety and tolerability in clinical trials with mipletamig
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Continued expansion of the portfolio reflects Aptevo’s intentional platform strategy: purpose-built immune-modulating therapies that aim to be both powerful and clinically manageable for patients

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Raised $18.7 million, net in the third quarter and $4.1 million, net since quarter end, extending cash runway well into 4Q26 and enabling the Company to reach important clinical milestones next year

“We continue to make disciplined progress across both our clinical and research programs,” said Marvin White, President and Chief Executive Officer of Aptevo. “The Cohort 3 results reinforce mipletamig’s potential to meaningfully improve outcomes for patients with frontline AML — a population that has had very limited treatment options. At the same time, the introduction of trispecific candidates, APVO451 and APVO452, reflects the continued strength of our platform strategy and our commitment to thoughtfully expanding the pipeline where we believe we can have real impact. Our approach remains focused, data-driven, and rooted in the belief that well-designed immunotherapies can be both powerful and tolerable for patients.”

“Aptevo raised $22.8 million since the end of the second quarter, extending our runway well into the fourth quarter of 2026 and ensuring we are well-capitalized for the important milestones ahead. We are pleased to have completed this financing in a cost-effective manner and without issuing new warrants, reflecting continued momentum in the business. This additional capital positions us to execute on our clinical and development plans while remaining focused on delivering value for patients and shareholders,” said Daphne Taylor, SVP and Chief Financial Officer of Aptevo.

Pipeline Expansion – APVO451 and APVO452 (Trispecific CD3 Portfolio)

During the quarter, Aptevo introduced APVO451 (for multiple solid tumors) and APVO452 (for prostate cancer), two trispecific T-cell engagers designed to more effectively activate the immune system in solid tumors with highly suppressive tumor microenvironments. With these additions, the Company now has five CD3-engaging molecules, all built using Aptevo’s unique application of the CRIS-7-derived CD3 binding domain, specifically engineered to deliver targeted, controlled T-cell activation.

Mr. White commented, “Bispecifics already deliver selective T-cell activation and are clinically validated and commercially viable today. Trispecifics, APVO451 and APVO452, build on that foundation to more flexibly fight tumors that have evolved to create a suppressive tumor microenvironment. In these cases, trispecifics add a third coordinated signal to help overcome that suppression. We are excited about adding to the pipeline and expanding our potential to impact a broader range of tumor types.”

The design is intended to advance potent anti-tumor activity while reducing the risk of systemic cytokine release, a known challenge for traditional CD3-based therapies; these candidates extend

Aptevo’s platform to a broader range of tumor biology, while preserving the Company’s core safety-first approach to immune activation via the CRIS-7-derived CD3 pathway.

Mipletamig (CD123 x CD3) in Frontline AML

Across two trials evaluating mipletamig in combination with venetoclax + azacitidine, 89% of newly diagnosed, evaluable AML patients unfit for intensive chemotherapy achieved remission. No cytokine release syndrome has been observed among frontline patients to date, supporting mipletamig’s emerging profile of favorable safety and tolerability, combined with high response rates among evaluable patients.

Q3 2025 Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of September 30, 2025, totaling $21.1 million. During the third quarter of 2025, the Company raised $18.7 million, net under the Company’s Standy Equity Purchase Agreement (SEPA) with Yorkville and the Company’s ATM agreement with Roth. An additional $4.1 million, net was raised under the ATM agreement in October, bringing the proforma cash and cash equivalents at September 30, 2025, to $25.2 million. The SEPA and ATM programs carry lower fees than traditional equity raises, are done at market prices and do not include warrants that could result in additional shareholder dilutions. As such, they enable the Company to raise capital on as-needed basis, providing liquidity to support our ongoing operations. The Company now has sufficient cash resources to meet our projected operating requirements for at least twelve months from the date of issuance of the financial statements.

Research and Development Expenses: Research and development expenses increased by $0.9 million, from $3.1 million for the three months ended September 30, 2024, to $4.0 million for the three months ended September 30, 2025. The increase was primarily due to increased mipletamig and employee costs and was offset by lower costs on ALG.APV-527.

General and Administrative Expenses: General and administrative expenses increased by $1.5 million, from $2.1 million for the three months ended September 30, 2024, to $3.6 million for the three months ended September 30, 2025. The increase is primarily due to higher employee costs.

Net Income (Loss): Aptevo had a net loss of $7.5 million or $2.23 per share for the three months ended September 30, 2025, compared to a net loss of $5.1 million or $357.86 per share for the corresponding period in 2024.

Dividend Attributable to Down Round Feature of Warrants: This non-cash amount reflects the impact of reducing the exercise price of the Company’s June 2025 warrants from the original $3.25 per share to $1.39 per share, the lowest price at which we sold common shares after issuance of such common warrants due to contractual requirements of the warrants. The $1.5 million recorded in three months ended September 30, 2025, reflects dividend deemed to common shareholders and it increases net loss attributable to common shareholders to $9.0 million for EPS purposes.

Aptevo Therapeutics Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$21,061	$8,714
Prepaid expenses	1,511	1,689
Other current assets	77	256
Total current assets	22,649	10,659
Property and equipment, net	384	543
Operating lease right-of-use asset	3,963	4,389
Total assets	$26,996	$15,591
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$2,219	$3,053
Accrued compensation	1,901	1,856
Other current liabilities	1,494	1,298
Total current liabilities	5,614	6,207
Operating lease liability	3,990	4,629
Total liabilities	9,604	10,836

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 13,808,966 and 72,922 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	110	84
Additional paid-in capital	286,499	252,248
Accumulated deficit	(269,217)	(247,577)
Total stockholders' equity	17,392	4,755
Total liabilities and stockholders' equity	$26,996	$15,591

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$(4,044)	$(3,103)	$(11,005)	$(10,498)
General and administrative	(3,566)	(2,110)	(9,311)	(7,722)
Loss from operations	(7,610)	(5,213)	(20,316)	(18,220)
Other income:
Other income, net	61	112	155	402
Net loss	$(7,549)	$(5,101)	$(20,161)	$(17,818)
Dividend attributable to down round feature of warrants	(1,479)	—	(1,479)	—
Net loss attributable to common stockholders	$(9,028)	$(5,101)	$(21,640)	$(17,818)

Basic and diluted net loss per share:	$(2.23)	$(357.86)	$(11.42)	$(3,709.76)

Shares used in calculation:	4,049,046	14,254	1,895,494	4,803

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, the anticipated timing of the initiation of preclinical studies of APVO451 and APVO452, APVO451's and APVO452's future development and efficacy with respect to addressing multiple solid tumor types, including prostate cancer, whether pre-clinical studies of Aptevo's trispecific candidates APVO451 and APVO452 will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether APVO451 and APVO452 will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628